Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information: Jean-Pierre Lapointe, Chief Financial Officer Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3220 www.northeastbank.com

Northeast Bancorp Reports First Quarter Results and Declares Dividend

Lewiston, ME (October 29, 2018) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $4.5 million, or $0.49 per diluted common share, for the quarter ended September 30, 2018, compared to net income of $4.6 million, or $0.50 per diluted common share, for the quarter ended September 30, 2017.

On October 29, 2018, the Board of Directors declared a cash dividend of $0.01 per share, payable on November 23, 2018, to shareholders of record as of November 9, 2018.

“We started fiscal 2019 with a solid first quarter,” said Richard Wayne, President and Chief Executive Officer. “For the quarter, we earned $0.49 per diluted common share, a return on equity of 12.8%, and a return on assets of 1.5%, while keeping our operating expenses in check with an efficiency ratio of 58.8%. Our Loan Acquisition and Servicing Group produced $105.9 million of loans, including originations of $71.1 million and purchases with a recorded investment of $34.8 million during the quarter. This represents quarterly net growth in the LASG portfolio of $20.0 million, or 2.9%.”

As of September 30, 2018, total assets were $1.2 billion, an increase of $56.0 million, or 4.8%, from total assets of $1.2 billion as of June 30, 2018. The principal components of the changes in the balance sheet follow:

1.	The following table highlights the changes in the loan portfolio for the three months ended September 30, 2018:

	Three Months Ended September 30, 2018
	September 30, 2018 Balance	June 30, 2018 Balance	Change ($)	Change (%)
	(Dollars in thousands)
LASG Purchased	$300,548	$290,972	$9,576	3.29%
LASG Originated	407,822	397,363	10,459	2.63%
SBA	67,212	60,156	7,056	11.73%
Community Banking	111,614	123,311	(11,697)	(9.49%)
Total	$887,196	$871,802	$15,394	1.77%

Loans generated by the Bank's Loan Acquisition and Servicing Group ("LASG") for the quarter ended September 30, 2018 totaled $105.9 million, which consisted of $34.8 million of purchased loans, at an average price of 93.9% of unpaid principal balance, and $71.1 million of originated loans. The Bank's Small Business Administration ("SBA") Division closed $18.9 million and funded $18.6 million of new loans during the quarter ended September 30, 2018. In addition, the Company sold $12.3 million of the guaranteed portion of SBA loans in the secondary market, of which $7.4 million were originated in the current quarter and $4.9 million were originated in prior quarters. Residential loan production sold in the secondary market totaled $13.2 million for the quarter.

As previously discussed in the Company’s SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System in connection with the merger of FHB Formation LLC with and into the Company in December 2010. The Company’s loan purchase and commercial real estate loan availability under these conditions follow:

Basis for Regulatory Condition	Condition	Availability at September 30, 2018
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$92.7
Regulatory Capital	Non-owner occupied commercial real estate loans may not exceed 300% of total capital	$120.2

An overview of the Bank’s LASG portfolio follows:

	LASG Portfolio
	Three Months Ended September 30,
	2018			2017
	Purchased	Originated	Total LASG	Purchased	Originated	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$37,077	$71,136	$108,213	$4,318	$40,779	$45,097
Net investment basis	34,803	71,136	105,939	3,651	40,779	44,430

Loan returns during the period:
Yield	9.46%	7.43%	8.31%	12.28%	6.35%	8.85%
Total Return (1)	9.46%	7.43%	8.31%	12.28%	6.35%	8.85%

Total loans as of period end:
Unpaid principal balance	$336,908	$407,822	$744,730	$262,144	$340,756	$602,900
Net investment basis	300,548	407,822	708,370	231,232	340,756	571,988

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, gains on real estate owned and other noninterest income recorded during the period divided by the average invested balance, which includes purchased loans held for sale, on an annualized basis. The total return on purchased loans does not include the effect of purchased loan charge-offs or recoveries during the period. Total return on purchased loans is considered a non-GAAP financial measure.

2.

Deposits increased by $60.6 million, or 6.3%, from June 30, 2018, attributable primarily to an increase in time deposits of $87.9 million, or 25.0%, partially offset by decreases in money market accounts of $22.5 million, or 5.3%, and demand deposits of $4.8 million, or 6.6%.

3.

Shareholders’ equity increased by $5.0 million, or 3.6%, from June 30, 2018, primarily due to earnings of $4.5 million. Additionally, there was stock-based compensation of $299 thousand and a decrease in accumulated other comprehensive loss of $529 thousand, which were partially offset by dividends paid on common stock of $89 thousand and a $180 thousand reduction in retained earnings related to the adoption of ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities, which requires companies to record changes in the fair value of equity securities as net income through the income statement as opposed to other comprehensive income. The initial adoption of this ASU requires the unrealized gains and losses on equity securities, net of tax, at the beginning of the year to be reflected as a change to retained earnings.

Net income decreased by $52 thousand to $4.5 million for the quarter ended September 30, 2018, compared to net income of $4.6 million for the quarter ended September 30, 2017.

1.

Net interest and dividend income before provision for loan losses increased by $1.0 million for the quarter ended September 30, 2018, compared to the quarter ended September 30, 2017. The increase was primarily due to higher average balances in the loan portfolio. These increases were partially offset by lower transactional income, higher funding costs and higher average deposit balances.

The following table summarizes interest income and related yields recognized on the loan portfolios:

	Interest Income and Yield on Loans
	Three Months Ended September 30,
	2018			2017
	Average	Interest		Average	Interest
	Balance (1)	Income	Yield	Balance (1)	Income	Yield
	(Dollars in thousands)
Community Banking	$120,340	$1,522	5.02%	$150,178	$1,746	4.61%
SBA	71,165	1,285	7.16%	53,527	941	6.97%
LASG:
Originated	398,333	7,464	7.43%	328,775	5,265	6.35%
Purchased	304,107	7,254	9.46%	240,136	7,431	12.28%
Total LASG	702,440	14,718	8.31%	568,911	12,696	8.85%
Total	$893,945	$17,525	7.78%	$772,616	$15,383	7.90%

(1) Includes loans held for sale.

The components of total income on purchased loans are set forth in the table below entitled “Total Return on Purchased Loans.” When compared to the three months ended September 30, 2017, transactional income for the three months ended September 30, 2018 decreased by $1.3 million. The total return on purchased loans for the three months ended September 30, 2018 was 9.46%. The decrease over the prior comparable period was primarily due to higher accelerated accretion and loan fees in the three months ended September 30, 2017. The following table details the total return on purchased loans:

	Total Return on Purchased Loans
	Three Months Ended September 30,
	2018		2017
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$5,761	7.51%	$4,613	7.62%
Transactional income:
Gain on loan sales	-	0.00%	-	0.00%
Gain on sale of real estate owned	-	0.00%	-	0.00%
Other noninterest income (expense)	-	0.00%	-	0.00%
Accelerated accretion and loan fees	1,493	1.95%	2,818	4.66%
Total transactional income	1,493	1.95%	2,818	4.66%
Total	$7,254	9.46%	$7,431	12.28%

(1)

The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, gains on real estate owned and other noninterest income recorded during the period divided by the average invested balance, which includes purchased loans held for sale, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter. Total return is considered a non-GAAP financial measure.

2.	Noninterest income decreased by $404 thousand for the quarter ended September 30, 2018, compared to the quarter ended September 30, 2017, principally due to the following:
●	A decrease in gain on sale of SBA loans of $168 thousand, due to lower pricing in the SBA guaranty market in the quarter; and
●	A decrease in gain on sale of residential loans of $117 thousand, due to lower volume of residential loans sold in the quarter.

3.	Noninterest expense increased by $641 thousand for the quarter ended September 30, 2018, compared to the quarter ended September 30, 2017, primarily due to the following:
●	An increase in salaries and employee benefits expense of $255 thousand, primarily due to increases in incentive compensation, stock-based compensation expense, and health insurance costs;
●	An increase in other noninterest expense of $167 thousand, primarily due to the quarterly valuation of SBA servicing rights;
●	An increase in professional fees of $92 thousand, primarily due to increased legal and other consulting costs; and
●	An increase in loan expense of $74 thousand, largely driven by direct expenses related to a repossessed asset.

4.	Income tax expense decreased by $123 thousand for the quarter ended September 30, 2018, compared to the quarter ended September 30, 2017, primarily due to the following:
●	A decrease in income before income tax expense of $175 thousand, which resulted in a $49 thousand decrease in income tax expense; and
●

A decrease in the federal corporate income tax rate as a result of the Tax Cuts and Jobs Act signed into law on December 22, 2017, which resulted in a $691 thousand decrease in federal income tax expense; partially offset by

●

A decrease in the income tax benefit recognized of $637 thousand arising from the treatment of vested restricted stock awards under ASU 2016-09, Compensation–Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, whereby the tax effects of vested awards or exercised options are treated as a discrete item in the reporting period in which they occur.

As of September 30, 2018, nonperforming assets totaled $13.1 million, or 1.08% of total assets, as compared to $14.2 million, or 1.23% of total assets, as of June 30, 2018.

As of September 30, 2018, past due loans totaled $9.6 million, or 1.09% of total loans, as compared to past due loans totaled $7.7 million, or 0.89% of total loans as of June 30, 2018.

As of September 30, 2018, the Company’s Tier 1 leverage capital ratio was 12.8%, compared to 13.1% at June 30, 2018, and the Total capital ratio was 19.8%, compared to 19.3% at June 30, 2018.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Jean-Pierre Lapointe, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss first quarter earnings and business outlook at 10:00 a.m. Eastern Time on Tuesday, October 30th. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 9408907. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. We offer personal and business banking services to the Maine market via ten branches. Our Loan Acquisition and Servicing Group purchases and originates commercial loans on a nationwide basis and our SBA Division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers online savings products to consumers nationwide. Information regarding Northeast Bank can be found at www.northeastbank.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common shareholders’ equity, tangible book value per share, total return on purchased loans, and efficiency ratio. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NBN-F

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except share and per share data)
	September 30, 2018	June 30, 2018
Assets
Cash and due from banks	$2,668	$3,889
Short-term investments	203,049	153,513
Total cash and cash equivalents	205,717	157,402

Available-for-sale securities, at fair value	85,777	87,687

Residential real estate loans held for sale	1,940	3,405
SBA loans held for sale	1,350	3,750
Total loans held for sale	3,290	7,155

Loans
Commercial real estate	599,624	579,450
Commercial and industrial	191,286	188,852
Residential real estate	93,308	100,256
Consumer	2,978	3,244
Total loans	887,196	871,802
Less: Allowance for loan losses	5,288	4,807
Loans, net	881,908	866,995

Premises and equipment, net	6,314	6,591
Real estate owned and other repossessed collateral, net	1,549	2,233
Federal Home Loan Bank stock, at cost	1,652	1,652
Intangible assets, net	758	867
Loan servicing rights, net	3,010	2,970
Bank-owned life insurance	16,729	16,620
Other assets	7,013	7,564
Total assets	$1,213,717	$1,157,736

Liabilities and Shareholders' Equity
Deposits
Demand	$67,500	$72,272
Savings and interest checking	109,564	109,637
Money market	398,423	420,886
Time	440,020	352,145
Total deposits	1,015,507	954,940

Federal Home Loan Bank advances	15,000	15,000
Subordinated debt	24,043	23,958
Capital lease obligation	536	605
Other liabilities	15,240	24,803
Total liabilities	1,070,326	1,019,306

Commitments and contingencies	-	-

Shareholders' equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at September 30, 2018 and June 30, 2018	-	-
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 8,226,648 and 8,056,527 shares issued and outstanding at September 30, 2018 and June 30, 2018, respectively	8,226	8,057
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 820,742 and 882,314 shares issued and outstanding at September 30, 2018 and June 30, 2018, respectively	821	882
Additional paid-in capital	77,075	77,016
Retained earnings	58,501	54,236
Accumulated other comprehensive loss	(1,232)	(1,761)
Total shareholders' equity	143,391	138,430
Total liabilities and shareholders' equity	$1,213,717	$1,157,736

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except share and per share data)
	Three Months Ended September 30,
	2018	2017
Interest and dividend income:
Interest and fees on loans	$17,525	$15,383
Interest on available-for-sale securities	362	266
Other interest and dividend income	880	529
Total interest and dividend income	18,767	16,178

Interest expense:
Deposits	3,682	2,176
Federal Home Loan Bank advances	118	172
Subordinated debt	601	508
Obligation under capital lease agreements	7	11
Total interest expense	4,408	2,867
Net interest and dividend income before provision for loan losses	14,359	13,311
Provision for loan losses	532	354
Net interest and dividend income after provision for loan losses	13,827	12,957

Noninterest income:
Fees for other services to customers	492	526
Gain on sales of SBA loans	851	1,019
Gain on sales of residential loans held for sale	174	291
Net unrealized loss on equity securities	(40)	-
Loss on real estate owned, other repossessed collateral and premises and equipment, net	(40)	-
Bank-owned life insurance income	110	112
Other noninterest income	7	10
Total noninterest income	1,554	1,958

Noninterest expense:
Salaries and employee benefits	5,509	5,254
Occupancy and equipment expense	1,127	1,109
Professional fees	534	442
Data processing fees	601	604
Marketing expense	124	87
Loan acquisition and collection expense	439	365
FDIC insurance premiums	81	80
Intangible asset amortization	109	109
Other noninterest expense	831	664
Total noninterest expense	9,355	8,714
Income before income tax expense	6,026	6,201
Income tax expense	1,492	1,615
Net income	$4,534	$4,586

Weighted-average common shares outstanding:
Basic	8,995,925	8,841,511
Diluted	9,183,729	9,089,936

Earnings per common share:
Basic	$0.50	$0.52
Diluted	0.49	0.50

Cash dividends declared per common share	$0.01	$0.01

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(Unaudited)
(Dollars in thousands)
	Three Months Ended September 30,
	2018			2017
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities	$87,873	$362	1.63%	$95,827	$266	1.10%
Loans (1) (2) (3)	893,945	17,525	7.78%	772,616	15,393	7.90%
Federal Home Loan Bank stock	1,652	24	5.76%	1,938	20	4.09%
Short-term investments (4)	172,641	856	1.97%	160,354	509	1.26%
Total interest-earning assets	1,156,111	18,767	6.44%	1,030,735	16,188	6.23%
Cash and due from banks	2,571			3,134
Other non-interest earning assets	31,234			30,887
Total assets	$1,189,916			$1,064,756

Liabilities & Shareholders' Equity:
Interest-bearing liabilities:
NOW accounts	$69,705	$55	0.31%	$69,577	$51	0.29%
Money market accounts	406,104	1,548	1.51%	387,632	1,097	1.12%
Savings accounts	36,176	14	0.15%	37,033	13	0.14%
Time deposits	406,151	2,065	2.02%	312,485	1,015	1.29%
Total interest-bearing deposits	918,136	3,682	1.59%	806,727	2,176	1.07%
Federal Home Loan Bank advances	15,000	118	3.12%	20,007	172	3.41%
Subordinated debt	23,998	601	9.94%	23,661	508	8.52%
Capital lease obligations	560	7	4.96%	830	11	5.26%
Total interest-bearing liabilities	957,694	4,408	1.83%	851,225	2,867	1.34%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	82,005			80,565
Other liabilities	9,740			8,464
Total liabilities	1,049,439			940,254
Shareholders' equity	140,477			124,502
Total liabilities and shareholders' equity	$1,189,916			$1,064,756

Net interest income (5)		$14,359			$13,321

Interest rate spread			4.61%			4.89%
Net interest margin (6)			4.93%			5.13%

(1) Interest income and yield are stated on a fully tax-equivalent basis using the statutory tax rate.
(2) Includes loans held for sale.
(3) Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.

(4)  Short-term investments include FHLB overnight deposits and other interest-bearing deposits.

(5)  Includes tax-exempt interest income of $0 and $10 thousand for the three months ended September 30, 2018 and 2017, respectively.

(6) Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA
(Unaudited)
(Dollars in thousands, except share and per share data)
	Three Months Ended:
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Net interest income	$14,359	$14,408	$13,134	$12,457	$13,311
Provision for loan losses	532	254	364	437	354
Noninterest income	1,554	1,959	1,882	1,228	1,958
Noninterest expense	9,355	9,478	8,975	8,563	8,714
Net income	4,534	4,344	3,932	3,304	4,586

Weighted-average common shares outstanding:
Basic	8,995,925	8,934,038	8,927,544	8,924,495	8,841,511
Diluted	9,183,729	9,116,157	9,143,177	9,168,084	9,089,936
Earnings per common share:
Basic	$0.50	$0.49	$0.44	$0.37	$0.52
Diluted	0.49	0.48	0.43	0.36	0.50
Dividends per common share	0.01	0.01	0.01	0.01	0.01

Return on average assets	1.51%	1.55%	1.43%	1.26%	1.71%
Return on average equity	12.81%	12.97%	12.15%	10.20%	14.61%
Net interest rate spread (1)	4.61%	5.02%	4.69%	4.68%	4.89%
Net interest margin (2)	4.93%	5.28%	4.94%	4.93%	5.13%
Efficiency ratio (non-GAAP) (3)	58.79%	57.91%	59.77%	62.57%	57.07%
Noninterest expense to average total assets	3.12%	3.37%	3.27%	3.27%	3.25%
Average interest-earning assets to average interest-bearing liabilities	120.72%	120.52%	120.27%	122.21%	121.09%

	As of:
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Nonperforming loans:
Originated portfolio:
Residential real estate	$2,633	$2,914	$3,116	$3,783	$3,667
Commercial real estate	1,703	1,499	1,408	2,537	2,409
Home equity	151	298	255	107	58
Commercial and industrial	1,454	1,368	636	2,555	2,629
Consumer	185	134	136	147	131
Total originated portfolio	6,126	6,213	5,551	9,129	8,894
Total purchased portfolio	5,375	5,745	8,063	8,962	7,758
Total nonperforming loans	11,501	11,958	13,614	18,091	16,652
Real estate owned and other repossessed collateral, net	1,549	2,233	947	910	2,040
Total nonperforming assets	$13,050	$14,191	$14,561	$19,001	$18,692

Past due loans to total loans	1.09%	0.89%	1.37%	3.87%	1.60%
Nonperforming loans to total loans	1.30%	1.37%	1.67%	2.34%	2.19%
Nonperforming assets to total assets	1.08%	1.23%	1.25%	1.84%	1.78%
Allowance for loan losses to total loans	0.60%	0.55%	0.57%	0.56%	0.53%
Allowance for loan losses to nonperforming loans	45.98%	40.20%	34.46%	24.07%	24.23%

Commercial real estate loans to total capital (4)	230.48%	200.74%	186.07%	187.92%	166.15%
Net loans to core deposits (5)	87.17%	91.54%	83.65%	91.46%	88.68%
Purchased loans to total loans, including held for sale	33.75%	33.10%	31.02%	31.28%	30.11%
Equity to total assets	11.81%	11.96%	11.47%	12.57%	12.07%
Common equity tier 1 capital ratio	16.50%	16.02%	16.48%	16.74%	16.50%
Total capital ratio	19.81%	19.28%	19.92%	20.30%	20.04%
Tier 1 leverage capital ratio	12.83%	13.12%	12.88%	13.41%	12.77%

Total shareholders' equity	$143,391	$138,430	$133,787	$130,003	$126,712
Less: Preferred stock	-	-	-	-	-
Common shareholders' equity	143,391	138,430	133,787	130,003	126,712
Less: Intangible assets (6)	(3,768)	(3,837)	(3,973)	(4,087)	(4,146)
Tangible common shareholders' equity (non-GAAP)	$139,623	$134,593	$129,814	$125,916	$122,566

Common shares outstanding	9,047,390	8,938,841	8,925,399	8,939,273	8,890,353
Book value per common share	$15.85	$15.49	$14.99	$14.54	$14.25
Tangible book value per share (non-GAAP) (7)	15.43	15.06	14.54	14.09	13.79

(1)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3)	The efficiency ratio represents noninterest expense divided by the sum of net interest income (before the loan loss provision) plus noninterest income.
(4)

For purposes of calculating this ratio, commercial real estate includes all non-owner occupied commercial real estate loans defined as such by regulatory guidance, including all land development and construction loans.

(5)	Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held for sale.
(6)	Includes the core deposit intangible asset and loan servicing rights asset.
(7)	Tangible book value per share represents total shareholders' equity less the sum of preferred stock and intangible assets divided by common shares outstanding.